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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
SENTO CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

October 22, 2003

SENTO CORPORATION

        You are cordially invited to attend the Annual Meeting of Shareholders of Sento Corporation (the "Company"), which will be held on Wednesday, October 22, 2003 at 9:00 a.m., at the Company's corporate offices located at 808 East Utah Valley Drive, American Fork, Utah 84003 (the "Annual Meeting"), for the following purposes, which are more fully described in the Proxy Statement accompanying this Notice:

  (i)
  To elect Six directors of the Company, each to serve until the 2004 Annual Meeting of Shareholders or until their respective successors have been duly elected and qualified;

  (ii)
  To consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending March 31, 2004; and

  (iii)
  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        The Board of Directors has fixed the close of business on August 29, 2003 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

        All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote, sign, date and return the enclosed Proxy as promptly as possible in the enclosed postage-prepaid envelope. Record shareholders attending the Annual Meeting may vote in person even if they have returned a Proxy.

By Order of the Board of Directors

Stanley J. Cutler Secretary

September 15, 2003

IMPORTANT

        Whether or not you expect to attend the Annual Meeting in person, to assure that your shares will be represented, please complete, date, sign and return the enclosed proxy card without delay in the enclosed envelope, which requires no additional postage if mailed in the United States. Your proxy will not be used if you are a shareholder of record, present at the Annual Meeting and desire to vote your shares personally.

Sento Corporation
808 East Utah Valley Drive
American Fork, Utah 84003

PROXY STATEMENT

Annual Meeting of Shareholders
October 22, 2003
SOLICITATION OF PROXIES

        This Proxy Statement is being furnished to the shareholders of Sento Corporation, a Utah corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors") of proxies from holders of outstanding shares of the Company's common stock, par value $.25 per share (the "Common Stock"), for use at the Annual Meeting of Shareholders of the Company to be held Wednesday, October 22, 2003 and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed to shareholders of the Company on or about September 15, 2003.

        The Company will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to shareholders this Proxy Statement and accompanying materials. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies personally or by telephone, facsimile transmission, e-mail or web posting. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries representing beneficial owners of shares of the Common Stock for the forwarding of solicitation materials to such beneficial owners, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in doing so.

VOTING

Record Date

        The Board of Directors has fixed the close of business on August 29, 2003 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, there were issued and outstanding 2,276,465 shares of Common Stock. The holders of record of the shares of Common Stock on the Record Date entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. Accordingly, 2,276,465 votes are entitled to be cast on each matter submitted to a vote at the Annual Meeting.

Proxies

        Shares of Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted (i) FOR the election of each of the six director nominees; (ii) FOR the ratification of the appointment by the Board of Directors of Ernst & Young LLP to be the independent auditors of the Company for the fiscal year ending March 31, 2004; and (iii) in the discretion of the proxy holders as to any other matters which may properly come before the Annual Meeting.

        A shareholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Annual Meeting by executing and returning a proxy bearing a later date, by filing with the Secretary of the Company, at the address set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the Common Stock covered thereby in person at the Annual Meeting if the shareholder is a shareholder of record.

Required Vote

        A majority of the outstanding shares of Common Stock entitled to vote, represented in person or by properly executed proxy, is required for a quorum at the Annual Meeting. Abstentions and broker non-votes, which are indications by a broker that it does not have discretionary authority to vote on a particular matter, will be counted as "represented" for the purpose of determining the presence or absence of a quorum. Under Utah corporate law and the Articles of Incorporation and Bylaws of the Company, once a quorum is established, shareholder approval with respect to a particular proposal is generally obtained when the votes cast in favor of the proposal exceed the votes cast against such proposal. In the election of directors, the six nominees receiving the highest number of votes will be elected. Accordingly, abstentions and broker non-votes will not have the effect of being considered as votes cast against any matter considered at the Annual Meeting.

ELECTION OF DIRECTORS

Nominees for Election as Directors

        At the Annual Meeting, six directors of the Company, constituting the entire Board of Directors, are to be elected to serve until the next annual meeting of shareholders and until their successors shall be duly elected and qualified. If any of the nominees should be unavailable to serve, which is not now anticipated, the proxies solicited hereby will be voted for such other persons as shall be designated by the present Board of Directors. The six nominees receiving the highest number of votes at the Annual Meeting will be elected. Certain information with respect to each nominee for director is set forth below.

Name	Age	Position	Director Since
Gary B. Filler	62	Chairman of the Board	1998
Patrick F. O'Neal	57	President, Chief Executive Officer and Director	2002
Kieth E. Sorenson	54	Director	1997
Kim A. Cooper	44	Director	1999
Eric Olafson	43	Director	2001
Phillip J. Windley	45	Nominee for Director	N/A

        Gary B. Filler has served as a director of the Company since August 1998 and as Chairman of the Board since September 26, 2000. Mr. Filler has served as a director of Altiris, Inc., a software company, since February 2002. Mr. Filler served as the Chief Executive officer and Chairman of the Board of Directors of Net Vision, Inc., a software company, from November 2001 to December 2002. Prior to joining the Company, he was Senior Vice President and Chief Financial Officer of Diamond Multimedia Systems, Inc., a manufacturer of graphics boards and modems, from January 1995 to September 1996. From June 1994 to January 1995, Mr. Filler was a business consultant and private investor. From February 1994 until June 1994, he served as Executive Vice President and Chief Financial Officer of ASK Group, Inc., a computer systems company. Mr. Filler was Chairman of the Board of Seagate Technology, Inc., a manufacturer and distributor of data storage, retrieval and management products ("Seagate"), from September 1991 until October 1992, and was Vice Chairman of the Board of Seagate, from October 1990 until September 1991. Mr. Filler served as Co-Chairman of the Board of Seagate and as a director of Seagate Software, Inc., a subsidiary of Seagate, from June 1998 until December 2000.

        Patrick F. O'Neal was appointed to serve as President, Chief Executive Officer, and director of Sento in January 2002. Prior to joining Sento, Mr. O'Neal was the Managing Director of Digital Lighthouse Corporation since September 1996. While at Digital Lighthouse Corporation, Mr. O'Neal also served on the Board of Directors of Digital Lighthouse Corporation from March 1996 to January 2000 and as president of three subsidiaries that dealt with regulated industries (securities, insurance and mortgage). Mr. O'Neal received his bachelor's degree from Indiana State University and his law degree (Doctor of Jurisprudence) from Indiana University.

        Kieth E. Sorenson has served as director of the Company since June 1, 1997. Mr. Sorenson served as President and Chief Executive Officer of the Company from December 1997 to April 1999. Prior to joining the Company, Mr. Sorenson was the founder of Truevision, Inc. (formerly RasterOps), a publicly traded multi-media, graphics and video company. From 1993 to 2002, he was a managing partner of Sorenson, Thomas & Co. and President, CEO and Chairman of Truevision, Inc., of which he continued to serve as a director until January 1999. From 1979 to 1987, he was employed by Ramtek, Inc., a Silicon Valley pioneer in computer graphics, as Vice President of Engineering and Product Marketing. He is also currently the owner of Approach Systems, a private aviation electronics manufacturing company, and a director of Sumeria, a developer of CD-ROM titles.

        Kim A. Cooper was appointed to serve as a director of Sento in August 1999. Mr. Cooper is currently the President and CEO of Exceed, LLC, a consulting firm and from April 2000 until recently served as Chief Operating Officer of Sorenson Media, Inc., an Internet streaming media company ("Sorenson"). Prior to joining Sorenson, Mr. Cooper was the founder, Chairman of the Board and Chief Executive Officer of Digital Harbor International, Inc., a software developer of server-side JAVA applications, from 1996 until it was sold in 1999. Prior to joining Digital Harbor, Mr. Cooper served for two years as Vice President of Worldwide Marketing and Business Development for Novell, Inc., a provider of networking software, and for ten years as Director of Sales and Marketing and Vice President of Worldwide Customer Services for WordPerfect Corporation. Mr. Cooper also serves as a director for two other companies: National Tech Team Inc., a multi-national provider of desktop management services to national and multi-national governmental entities, service organizations and a number of Fortune 500 companies (for which he also serves as Chairman of the Board), and ComDais, Inc., a private company providing Ariba-based business-to-business digital marketplaces. Mr. Cooper is a practicing corporate attorney in Utah and graduated with honors from Brigham Young University Law School.

        Eric Olafson was appointed to serve as a director of Sento in October 2001. Since 2000, Mr. Olafson has been the Chairman of the Board of Tomax Corporation, a developer and marketer of web-based software for retailers ("Tomax"). Prior to that, from 1990 to 2000, Mr. Olafson served as President and Chief Executive Officer of Tomax. From 1987 to 1990, Mr. Olafson served as Vice President of Marketing at Tomax. From 1986 to 1987, Mr. Olafson served as a consultant to Tomax. Prior to 1986, Mr. Olafson was a co-founder of Dyonix Greentree Technologies, a Canadian software development company.

        Phillip J. Windley, PhD has been nominated to serve as a director of the Company. Dr. Windley is a consultant, author and nationally recognized expert in using information technology. Dr. Windey served during 2001 and 2002 as the Chief Information Officer (CIO) for the State of Utah, serving on Governor Mike Leavitt's Cabinet and as a member of his Senior Staff. In 1999 and 2000, Dr. Windley served as Vice President for Product Development and Operations at Excite@Home,managing a large, interdisciplinary team of product managers, engineers, and technicians developing and operating large-scale internet and e-commerce products. Prior to joining Excite@Home, from 1998 to 1999, Dr. Windley served as Chief Technology Officer of iMall, Inc. Dr. Windley was a professor of Computer Science at Brigham Young University from 1993 to 1999 and at the University of Idaho from 1990 to 1993. While at Brigham Young University, Dr. Windley founded and directed the Laboratory for Applied Logic. Dr. Windley received his PhD in Computer Science from the University of California, Davis in 1990.

Committees and Meetings

        The Board of Directors has formed a standing Audit Committee, the members of which are Kim A. Cooper, Kieth E. Sorenson and Eric Olafson. The Audit Committee held three meetings during the fiscal year ended March 31, 2003. The Audit Committee's functions include the review of the Company's internal accounting and financial practices and controls, as well as all services performed by the Company's independent auditors, and recommendation of the selection of the Company's independent auditors.

        The Board of Directors has also formed a standing Compensation Committee, the members of which are Kieth E. Sorenson, Kim A. Cooper, and Gary B. Filler. The Compensation Committee held three meetings during the fiscal year ended March 31, 2003.

        During the fiscal year ended March 31, 2003, the Board of Directors held ten meetings. No director attended fewer than 75% of the total number of meetings of the Board and of the committees on which he served. The Company does not maintain a standing nominating committee of the Board of Directors.

Director Compensation

        Non-employee directors of the Company receive compensation of $1,500 for attendance at each Board meeting, $750 for each telephonic Board meeting, and $1,000 for each committee meeting not held in conjunction with a regular Board meeting ($500 if the committee meeting is held in conjunction with a Board meeting). As additional incentive to serve, non-employee board members from time to time receive options to purchase shares of Common Stock. No board members received options to purchase shares of Common Stock during the year ended March 31, 2003 but received repriced options and the grant of additional options subsequent to the fiscal year end as set forth elsewhere herein.

        In addition, during the fiscal year ended March 30, 2002, the Board of Directors reviewed the time and insight provided by the directors of the Company, as well as the Company's limited ability to provide additional cash payments to the Company's directors as compensation for their services to the Company. Based upon this review, as well as an assessment that the directors would likely be required to devote increased time and attention during the fiscal year ended March 30, 2002 to several strategic initiatives, including review and negotiation of prospective transactions intended to promote shareholder value and liquidity, the Board of Directors adopted resolutions intended to compensate the directors of the Company if the Company completed such a transaction. Pursuant to resolutions adopted in April 2001 and March 2002, the Board of Directors approved a contingent issuance of shares of Common Stock to each of the directors of the Company (18,750 shares to Gary Filler, Chairman of the Board, and 12,500 shares to each other director then serving). The shares of Common Stock are issuable only upon the completion of certain merger, consolidation, acquisition, sale and liquidation transactions constituting a "change of control" under the Company's 1999 Omnibus Stock Incentive Plan. Because none of the conditions was satisfied during the fiscal year ended March 31, 2003, there were no shares or other rights issued or granted to the directors during such fiscal year. The resolutions remain effective and could result in future issuances of shares of Common Stock if one or more of the stated conditions occurs.

        On March 30, 1999, the Company entered into a consulting agreement with GT Investments, of which Gary B. Filler, Sento's Chairman of the Board, is the sole shareholder. Pursuant to such agreement, Sento pays GT Investments a monthly fee for services provided by Mr. Filler. During the year ended March 31, 2003, the Company paid GT Investments the aggregate amount of $66,000 under this agreement. The agreement is cancelable by either party at any time.

EXECUTIVE OFFICERS

        In addition to Mr. O'Neal, whose biography is set forth above, certain biographical information is furnished below with respect to the following executive officers of the Company and its subsidiaries:

        Stanley J. Cutler, 61, has served as Sento's Senior Vice President of Finance since March 2002. Prior to his appointment as Senior Vice President of Finance, Mr. Cutler served as Vice President of Finance, from July 2001 to March 2002 and as Sento's Corporate Controller from November 1998 to July 2001. Mr. Cutler has also served as Sento's Corporate Secretary since July 1999. Previously, he was interim Vice President of Finance for Portola Packaging, a manufacturer of closures for plastic containers with annual revenues of $200 million, from December 1997 to November 1998. Mr. Cutler served as Controller for Diamond Multimedia Systems, Inc., a multimedia and computer graphics and modem company, from January 1995 to November 1997. Mr. Cutler has many years of experience as controller and vice president of finance for high-tech companies in Silicon Valley. Mr. Cutler is a certified public accountant and began his career in accounting at Peat Marwick Mitchell & Co. in San Francisco, California.

        Chris Wells, 43, was appointed Sento's Senior Vice President of Sales in April 2003. Prior to joining Sento, Mr. Wells consulted as the General Manager for a $29 million dollar technology upgrade project for the State of Utah from June 2002 to April 2003. Mr. Wells was Vice President and General Manager for Excite@Home Hosting Services from October 1999 to March 2002. His responsibilities included building outsourcing shared hosting and e-commerce services to major Fortune 500 accounts. Prior to serving as Vice President and General Manager, Mr. Wells served from June 1998 to October 1999 as the Vice President of Major Accounts at Imall Inc., a small Internet e-commerce start-up, which was purchased by Excite@Home for over $500 million. Mr. Wells has over 13 years in sales and marketing experience including over three years as a director of major accounts at Novell Inc.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table provides certain summary information concerning the compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer, as well as all other executive officers of the Company whose aggregate compensation for the fiscal year ended March 31, 2003 exceeded $100,000 (collectively, the "Named Executive Officers").

Long-Term Compensation
	Annual Compensation				Awards
Payouts
				Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options (#)		All Other Compensation ($)
Name and Principal Position	Year	Salary ($)	Bonus ($)				LTIP Payouts ($)
Patrick F. O'Neal (1) Chief Executive Officer	2003 2002 2001	170,000 25,500 —	— — —	— — —	— — —	— 83,750 —	— — —	— — —
Stanley J. Cutler Senior Vice President of Finance and Secretary	2003 2002 2001	98,077 100,000 100,000	— 10,000 —	— — —	— — —	— 41,400 7,500	— — —	— — —
Ronnie D. Johansen (2) Senior Vice President of Solutions Development	2003 2002 2001	115,000 109,231 98,804	32,790 14,359 21,592	— — —	— — —	— 35,600 —	— — —	— — —

(1)
Mr. O'Neal was appointed to serve as President and Chief Executive Officer on January 14, 2002.

(2)
Mr. Johansen resigned in April 2003.

Option Grants in Last Fiscal Year

        No individual grants of options to acquire shares of the Company's common stock (the "Common Stock") were made to the Named Executive Officers during the fiscal year ended March 31, 2003. Subsequent to the end of the last fiscal year, each of the Named Executive Officers (excluding Mr. Johansen who had previously resigned) entered into an option termination agreement pursuant to which all previously granted options (with higher exercise prices) were cancelled and terminated in exchange for the grant of a replacement option, representing the same number of the aggregate of all prior options, and exercisable at the current market price and each received a grant of additional options. Similarly, subsequent to the end of the last fiscal year, each of the Directors other than the Named Executive Officers entered into an option termination agreement pursuant to which all previously granted options (with higher exercise prices) were cancelled and terminated in exchange for the grant of a replacement option, representing half the number of the aggregate of all prior options, and exercisable at the current market price and each received a grant of additional options.

Aggregated Option Exercises in Last Fiscal Year and Year End Option Values

        The following table sets forth the aggregate value of unexercised options to acquire shares of Common Stock held by the Named Executive Officers on March 31, 2003, and the value realized upon the exercise of options during the fiscal year ended March 31, 2003.

			Number of Unexercised Options at FY End 2003(2)		Value of Unexercised In-the-Money Options at FY End 2002($)(3)
Name	Shares Acquired on Exercise	Value Realized($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Patrick F. O'Neal	—	—	27,917	55,833	—	—
Stanley J. Cutler	—	—	47,000	19,100
Ronnie D. Johansen	—	—	24,497	22,351	—	—

(1)
Calculated based on the difference between the exercise price and the value of the shares as of the date acquired.

(2)
Includes shares of Common Stock subject to options exercisable within 60 days of March 31, 2003.

(3)
Calculated based on the difference between the exercise price and the price of a share of Common Stock on March 31, 2003. The price of the Common Stock on March 31, 2003 was $1.46 per share (as reported on the Nasdaq (SmallCap) Stock Market).

Employment Agreements and Change of Control Arrangements

        The Company has adopted the Sento Corporation 1999 Omnibus Stock Incentive Plan (the "Incentive Plan") which provides that upon a change in control of the Company and a subsequent relocation, termination or reassignment of a participant in the Incentive Plan within one year, the options granted to such participant immediately vest and become exercisable. The Named Executive Officers are among the participants in the Incentive Plan. In addition, options issued to the Named Executive Officers and all directors provide that upon a change in control of the Company all such options immediately vest and become exercisable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On March 30, 1999, the Company entered into a consulting agreement with GT Investments, of which Gary B. Filler, Sento's Chairman of the Board, is the sole shareholder. Pursuant to such agreement, Sento pays GT Investments a monthly fee for services provided by Mr. Filler. During the year ended March 31, 2003, the Company paid GT Investments the aggregate amount of $66,000 under this agreement. The agreement is cancelable by either party at any time.

PRINCIPAL HOLDERS OF VOTING SECURITIES AND RELATED STOCKHOLDER MATTERS

Principal Holders of Voting Securities

        The following table sets forth information as of July 31, 2003 with respect to the beneficial ownership of shares of the Common Stock by each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, by each director, by each of the Named Executive Officers and by all directors and executive officers as a group. Unless otherwise noted, each person named has sole voting and investment power with respect to the shares indicated. The percentages set forth below have been computed based on the number of outstanding securities, which was 2,257,735 shares of Common Stock as of July 31, 2003.

	Beneficial Ownership As of July 31, 2003
Name and Address of Beneficial Owner	Number of Shares		Percentage of Class*
Common Stock:
Patrick F. O'Neal President, CEO and Director 808 East Utah Valley Drive, American Fork, UT 84003	34,524	(1)	2%
Stanley J. Cutler Senior Vice President of Finance and Corporate Secretary 808 East Utah Valley Drive, American Fork, UT 84003	32,083	(2)	1%
Gary B. Filler Chairman of the Board 808 East Utah Valley Drive, American Fork, UT 84003	26,156	(3)	1%
Eric Olafson Director 808 East Utah Valley Drive, American Fork, UT 84003	8,990	(4)	**
Kieth E. Sorenson Director 808 East Utah Valley Drive, American Fork, UT 84003	6,054	(5)	**
Kim A. Cooper Director 808 East Utah Valley Drive, American Fork, UT 84003	2,148	(6)	**
Ronnie D. Johansen Senior Vice President of Solutions Development 808 East Utah Valley Drive, American Fork, UT 84003	1,783		**
All executive officers and directors as a group (8 persons)	111,738	(7)	5%

*
Beneficial ownership as a percentage of the class for each person holding options, warrants or other rights exercisable within 60 days of July 31, 2003 has been calculated as though shares of

  Common Stock subject to such options were outstanding, but such shares have not been deemed outstanding for the purpose of calculating the percentage of the class owned by any other person.

**
Represents less than 1% of the outstanding shares of Common Stock.

(1)
Includes presently exercisable options to purchase 11,631 shares of Common Stock, 6,250 shares of Common Stock subject to presently exercisable warrants and 14,143 shares of Common Stock subject to presently convertible debentures.

(2)
Includes presently exercisable options to purchase 20,656 shares of Common Stock and 2,500 shares of Common Stock subject to presently exercisable warrants.

(3)
Includes 8,000 shares of Common Stock and 2,500 shares of Common Stock subject to presently exercisable warrants held by GT Investments, of which Mr. Filler is the sole shareholder, and presently exercisable options to purchase 10,156 shares of Common Stock.

(4)
Includes 2,500 shares of Common Stock subject to presently exercisable warrants and 5,657 shares of Common Stock subject to presently convertible debentures held by the Olafson Trust, of which Mr. Olafson is trustee and presently exercisable options to purchase 833 shares of Common Stock.

(5)
Includes presently exercisable options to purchase 6,054 shares of Common Stock.

(6)
Includes presently exercisable options to purchase 2,148 shares of Common Stock.

(7)
Includes presently exercisable options to purchase 51,478 shares of Common Stock, 13,750 shares of Common Stock subject to presently exercisable warrants and 19,800 shares of Common Stock subject to presently convertible debentures.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table contains information regarding the Company's equity compensation plans as of March 31, 2003.

EQUITY COMPENSATION PLAN INFORMATION

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders (1)	439,845	$6.90	359,379
Equity compensation plans not approved by security holders (2)	17,500	$9.70	—

Total	457,345	$7.01	359,379

(1)
Consists of the Company's stock option plan and employee stock purchase plan. See Note 11 to the Consolidated Financial Statements in the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2003 for additional information regarding these plans.

(2)
Consists of warrants to purchase the Common Stock. See Note 11 to the Consolidated Financial Statements in the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2003 for additional information regarding these warrants.

        The warrants disclosed in the preceding table were issued by the Company in exchange for consulting services pursuant to individual compensation arrangements. These warrants give the holders the right to purchase the Common stock at a price equal to the fair market value of the Common Stock at the time of issuance of the warrants. The terms of these warrants range from three to five years from the date of issuance of the warrants.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, as well as persons who beneficially own more than ten percent of the Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers. Reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that for the fiscal year ended March 31, 2003, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

AUDIT COMMITTEE REPORT

        The following paragraphs comprise the report of the Audit Committee of the Board of Directors with respect to the Company's audited financial statements for the fiscal year ended March 31, 2003.

        The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the Company's internal accounting and financial practices and controls, as well as all services performed by the Company's independent auditors, and recommending the selection of the Company's independent auditors. The Committee is composed of three outside directors, each of whom the Board of Directors believes is independent for purposes of the Marketplace Rules of the Nasdaq Stock Market. All members of the Committee are financially literate and the chairman has accounting or related financial management expertise. The Board of Directors has adopted a written charter for the Committee.

        Following the end of the Company's 2003 fiscal year, the Committee reviewed and discussed the Company's audited financial statements with the Company's management. The Committee also discussed with Ernst & Young LLP ("E&Y"), the independent auditors of the Company, the matters required to be discussed by the American Institute of Certified Public Accountants Statement on Auditing Standards ("SAS") 61, "Communication with Audit Committee." The Committee also received the written disclosures and a letter from E&Y as required by the Independence Standards Board's Standard No. 1, and has discussed with E&Y the independence of E&Y. In determining the independence of E&Y, the Committee considered, among other factors, whether the non-audit services provided by E&Y could impair the independence of E&Y and concluded that such services were compatible with their independence.

        Based upon the review and discussions referenced in the preceding paragraphs, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended March 31, 2003.

AUDIT COMMITTEE
/s/ KIM A. COOPER Kim A. Cooper, Chairman
/s/ KIETH E. SORENSON Kieth E. Sorenson
/s/ ERIC OLAFSON Eric Olafson

RATIFICATION OF SELECTION OF AUDITOR

        The Audit Committee has recommended, and the Board of Directors has selected, the firm of Ernst & Young LLP ("E&Y"), independent certified public accountants, to audit the financial statements of the Company for the fiscal year ending March 31, 2004, subject to ratification by the shareholders. The Board of Directors anticipates that one or more representatives of E&Y will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees

        Audit fees billed to the Company by E&Y during the 2003 fiscal year totaled $45,000 for the independent audit of the Company's annual financial statements and $23,324 for audit-related fees. Audit-related fees include $15,000 related to the review of the financial statements contained in the Company's quarterly 10-QSB filings and $5,800 related to audit advisory services.

Financial Information Systems Design and Implementation Fees

        The Company did not engage E&Y to provide advice to the Company regarding financial information systems design and implementation during the 2003 fiscal year.

All Other Fees

        Fees billed to the Company by E&Y during the 2003 fiscal year for all other non-audit services rendered to the Company, including tax-related services and the audit of the Company's 401(k) plan, totaled $28,615.

        The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of the appointment of E&Y.

        The Board of Directors recommends that shareholders vote FOR ratification of the appointment of E&Y as the Company's independent auditor.

OTHER MATTERS

        As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any further business should properly come before the Annual Meeting, the persons named as proxies in the accompanying form will vote on such business in accordance with their best judgment.

PROPOSALS OF SHAREHOLDERS

        In order to be included in the proxy statement and form of proxy relating to the Company's annual meeting of shareholders to be held in 2004, proposals which shareholders intend to present at such annual meeting must be received by the corporate secretary of the Company, at the Company's executive offices, 808 East Utah Valley Drive, American Fork, Utah 84003, no later than May 15, 2004. Proposals which shareholders intend to present at such annual meeting without being included in the proxy statement and form of proxy relating to such meeting must be received by the corporate secretary of the Company, at the Company's executive offices, no later than July 31, 2004.

ADDITIONAL INFORMATION

        The Company will provide without charge to any person from whom a proxy is solicited by the Board of Directors, upon the written request of such person, a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2003, including the financial statements and schedules thereto (as well as exhibits thereto, if specifically requested), required to be filed with the Securities and Exchange Commission. Written requests for such information should be directed to Stanley J. Cutler, Senior Vice President of Finance and Corporate Secretary of the Company, at 808 East Utah Valley Drive, American Fork, Utah 84003.

SENTO CORPORATION
808 EAST UTAH VALLEY DRIVE
AMERICAN FORK, UTAH 84003
ANNUAL MEETING OF SHAREHOLDERS
October 22, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Gary B. Filler, Patrick F. O'Neal and Stanley J. Cutler, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side, all shares of Common Stock of Sento Corporation, a Utah corporation (the "Company"), held of record by the undersigned on August 29, 2003 at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 808 East Utah Valley Drive, American Fork, Utah 84003, on October 22, 2003, at 9:00 a.m., local time, or at any adjournment or postponement thereof, upon the matters set forth on the reverse side, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting and Proxy Statement receipt of which is hereby acknowledged.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

SENTO CORPORATION

October 22, 2003

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.
to elect six directors of the Company, each to serve until the 2004 Annual Meeting of Shareholders or until their respective successors shall have been duly elected and qualified;

NOMINEES:
☐	FOR ALL NOMINEES	☐	GARY B. FILLER
		☐	PATRICK F. O'NEAL
☐	WITHHOLD AUTHORITY	☐	KIETH E. SORENSON
	FOR ALL NOMINEES	☐	KIM A. COOPER
		☐	ERIC OLAFSON
☐	FOR ALL EXCEPT	☐	PHILLIP J. WINDLEY
(See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

		FOR	AGAINST	ABSTAIN
2.	to consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending March 31, 2004;.	☐	☐	☐
3.	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH PROPOSAL.

To vote in accordance with the Board of Directors' recommendations, sign below. The "FOR" boxes may, but need not, be checked. To vote against any of the recommendations, check the appropriate box marked "AGAINST" above. To withhold authority for the proxies to vote for any of the recommendations, check the appropriate box(es) marked "WITHHOLD AUTHORITY" above.

Please complete, sign and date this proxy where indicated and return it promptly in the accompanying prepaid envelope.

Signature of Shareholder	Date:

Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

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SENTO CORPORATION